EXHIBIT 99.(a)(6)

GAM Avalon Lancelot, LLC
Statement of Financial Condition
March 31, 2006
(Unaudited)
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ASSETS
Investments in investment funds, at fair value (cost $124,865,000)                                                      $160,761,299
Cash and cash equivalents                                                                                                 10,293,839
Receivable for investment funds sold                                                                                       1,692,978
                                                                                                                        ------------

TOTAL ASSETS                                                                                                             172,748,116
                                                                                                                        ------------

LIABILITIES
Management fee payable                                                                                                       287,786
Subscriptions received in advance                                                                                            150,000
Accrued expenses                                                                                                             132,437
                                                                                                                        ------------

TOTAL LIABILITIES                                                                                                            570,223
                                                                                                                        ------------

NET ASSETS                                                                                                              $172,177,893
                                                                                                                        ============

MEMBERS' CAPITAL
Represented by:
Net capital                                                                                                             $136,281,594
Net unrealized appreciation on investments in investment funds                                                            35,896,299
                                                                                                                        ------------

  MEMBERS' CAPITAL                                                                                                      $172,177,893
                                                                                                                        ============


  Net asset value per outstanding unit of limited liability company
    interest ($172,177,893 / 1,424,275 units outstanding)                                                               $     120.89
                                                                                                                        ============
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

GAM Avalon Lancelot, LLC
Statement of Operations
Fiscal year ended March 31, 2006
(Unaudited)
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
INVESTMENT INCOME
  Interest                                                                                                             $    298,484
                                                                                                                       ------------

EXPENSES
  Management fee                                                                                                          3,877,552
  Professional fees                                                                                                         168,194
  Administrative and accounting fees                                                                                        129,562
  Investor services fees                                                                                                    146,325
  Custody fees and expenses                                                                                                  31,272
  Directors' fees                                                                                                            12,000
                                                                                                                       ------------

    Total expenses                                                                                                        4,364,905
                                                                                                                       ------------

    NET INVESTMENT LOSS                                                                                                  (4,066,421)
                                                                                                                       ------------

REALIZED AND UNREALIZED GAIN FROM INVESTMENTS IN INVESTMENT FUNDS

    Net realized gain from investments in investment funds                                                                3,750,903
    Net change in unrealized appreciation on investments in investment funds                                             13,492,916
                                                                                                                       ------------

    NET REALIZED AND UNREALIZED GAIN FROM INVESTMENTS IN INVESTMENT FUNDS                                                17,243,819
                                                                                                                       ------------

    NET INCREASE IN MEMBERS' CAPITAL DERIVED FROM OPERATIONS                                                           $ 13,177,398
                                                                                                                       ============

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